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Exhibit 5.1

JMcM/ch/124997.18 Direct Telephone: +441 298 3257 Direct Fax: +441 298 3407 Direct e-mail: jmcmahon@ask.bm
January 30, 2004

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda

Dear Sirs

Willis Group Holdings Limited (the "Company")

You have asked us to render this opinion in our capacity as your counsel as to Bermuda law in connection with the filing under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), of a Registration Statement on Form S-3 and related documents (the "Registration Statement") of the Company's debt securities ("Holdings Debt Securities"), unissued common shares to be sold the Company (the "Common Shares"), unissued preferred shares (the "Preferred Shares"), warrants to purchase Holdings Debt Securities ("Debt Warrants"), warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Preferred Shares (Preferred Share Warrants"), share purchase contracts and prepaid share purchase contracts ("Share Purchase Contracts"), share purchase units ("Share Purchase Units"), issued common shares that may be offered and sold by certain shareholders ("the Selling Shareholder Shares"), debt securities of Trinity Acquisition Limited ("Trinity Debt Securities") and debt securities of Willis North America Inc. ("Willis North America Debt Securities"). Holdings Debt Securities, Common Shares, Preferred Shares, Debt Warrants, Common Share Warrants, Preferred Share Warrants, Share Purchase Contracts and Share Purchase Units, Selling Shareholder Shares, Trinity Debt Securities and Willis North America Debt Securities are collectively referred to as the "Securities".

For the purposes of this opinion we have examined and relied upon the Registration Statement and documents listed in the Schedule to this opinion. The Registration Statement and such documents are collectively referred to as the "Documents".

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents examined by us submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)
that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)
the genuineness of all signatures on the Documents;

(d)
the authority, capacity and power of each of the persons signing the Documents (other than the directors or officers of the Company);

(e)
that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that the Board of Directors at its meeting to be held on Tuesday 3 February will resolve to ratify and confirm the filing of the Registration Statement and will resolve to ratify and confirm the undertaking by the Company of all its obligations as set out in the Registration Statement.

(g)
that, when the directors of the Company passed the Resolutions, each of the directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(h)
that the Company will at the relevant time of issue or transfer of any of the Securities hold the necessary permissions of the Bermuda Monetary Authority for such issue or transfer;

(i)
that the Selling Shareholder Shares are existing issued shares as at the date of this opinion and that, at the relevant time of sale of any Selling Shareholder Shares by any holder thereof, such holder is the registered holder of the Selling Shareholder Shares to be sold by such holder (or otherwise entitled to direct the transfer of those Selling Shareholder Shares) free of any encumbrance and that such Selling Shareholder Shares are fully paid;

(j)
that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company;

(k)
that the Common Share Warrants, Preferred Share Warrants, Share Purchase Contracts, Share Purchase Units, Trinity Debt Securities, Willis North America Debt Securities and Holdings Debt Securities will effect and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which they are expressed to be governed;

(l)
that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

(m)
that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)
The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.

(2)
When duly authorised, issued, allotted and fully paid for and in accordance with the Registration Statement, the Common Shares (including any Common Shares issued pursuant to any, Common Share Warrants, Share Purchase Contracts, Share Purchase Units, Holdings Debt Securities, Trinity Debt Securities or Willis North America Debt Securities) will be validly issued, fully paid, non-assessable shares of the Company.

(3)
When duly authorised, issued, allotted and fully paid for, the Preferred Shares (including any Preferred Shares issued pursuant to any Preferred Share Warrants, or Share Purchase Units) will be validly issued, fully paid, non-assessable shares of the Company.

(4)
All necessary corporate action required to have been taken by the Company in connection with the original issuance by the Company of the Selling Shareholder Shares pursuant to Bermuda Law has been taken by or on behalf of the Company, and all necessary approvals of the Bermuda Monetary

  Authority were duly obtained for the original issuance by the Company of the Selling Shareholder Shares.

(5)
The Selling Shareholder Shares when sold by their current holders and transferred and paid for as contemplated by the Registration Statement, will remain duly authorised, validly issued, fully paid and non-assessable common shares of the Company.

(6)
The issue or transfer of the Securities will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, or (ii) the Constitutional Documents as that term is defined in paragraph 4 of the Schedule to this opinion.

(7)
There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue or transfer of the Securities.

Reservations

        We have the following reservations:

(a)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)
Any provision in the Registration Statement that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(c)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)
whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(d)
In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(e)
In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f)
Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

        This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Risk Factors—Unenforceability of certain United States Judgments" and "Legal Matters" in the prospectus included as part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any Person for any purpose.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

        /s/ Appleby Spurling & Kempe

Appleby Spurling & Kempe

SCHEDULE

1.
A copy of the Registration Statement.

2.
The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on January 29 2004 (the "Company Search").

3,
The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on January 29 2004 in respect of the Company (the "Litigation Search").

4.
Originals of the Memorandum of Association and the revised Bye-laws for the Company (collectively, "the Constitutional Documents").

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